Exhibit 99.77(b)

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

ING Partners, Inc.

In planning and performing our audits of the financial statements of ING American Century Small-Mid Cap Value Portfolio, ING Baron Growth Portfolio, ING Columbia Contrarian Core Portfolio (formerly, ING Davis New York Venture Portfolio), ING Columbia Small Cap Value II Portfolio, ING Fidelity® VIP Contrafund® Portfolio, ING Fidelity® VIP Equity-Income Portfolio, ING Fidelity® VIP Mid Cap Portfolio, ING Global Bond Portfolio, ING Index Solution Income Portfolio, ING Index Solution 2015 Portfolio, ING Index Solution 2020 Portfolio, Index Solution 2025 Portfolio, Index Solution 2030 Portfolio, ING Index Solution 2035 Portfolio, Index Solution 2040 Portfolio, ING Index Solution 2045 Portfolio, Index Solution 2050 Portfolio, and ING Index Solution 2055 Portfolio, ING Invesco Comstock Portfolio (formerly, ING Invesco Van Kampen Comstock Portfolio), ING Invesco Equity and Income Portfolio (formerly, ING Invesco Van Kampen Equity and Income Portfolio), ING JPMorgan Mid Cap Value Portfolio, ING Oppenheimer Global Portfolio,  ING PIMCO Total Return Portfolio, ING Pioneer High Yield Portfolio, ING Solution Aggressive Growth Portfolio, ING Solution Balanced Portfolio (formerly, ING Solution Growth Portfolio), ING Solution Conservative Portfolio, ING Solution Income Portfolio, ING Solution Moderately Aggressive Portfolio (formerly, ING Solution Aggressive Growth Portfolio), ING Solution Moderately Conservative Portfolio (formerly, ING Solution Moderate Portfolio), ING Solution 2015 Portfolio, ING Solution 2020 Portfolio, ING Solution 2025 Portfolio, ING Solution 2030 Portfolio, ING Solution 2035 Portfolio, ING Solution 2040 Portfolio, ING Solution 2045 Portfolio, ING Solution 2050 Portfolio, and ING Solution 2055 Portfolio, ING T. Rowe Price Diversified Mid Cap Growth Portfolio, ING T. Rowe Price Growth Equity Portfolio, and ING Templeton Foreign Equity Portfolio, (collectively, the “Portfolios”), each a series of ING Partners, Inc., as of and for the period or year ended December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios’ internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the

Portfolios’ internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Portfolios’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Directors of ING Partners, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Boston, Massachusetts

February 26, 2014